Exhibit 4.1

                             PROCERA NETWORKS, INC.

                             SUBSCRIPTION AGREEMENT

                   RESTRICTED COMMON STOCK AT $2.00 PER SHARE

1.  SUBSCRIPTION:

     (a) The undersigned (individually and/or collectively, the "Participant") hereby applies to purchase shares of restricted common stock (the "Shares" or the "Common Stock") of Procera Networks, Inc., a Nevada corporation (the "Company"), in accordance with the terms and conditions of this Subscription Agreement (the "Subscription").

     (b) Before this subscription for the Shares is considered, the Participant must complete, execute and deliver to the Company the following:

          (i)     This  Subscription;

          (ii)    The Registration Rights Agreement, attached hereto as Exhibit
                                                                        -------
B;

          (iii)   The Warrant  Agreement,  attached hereto as Exhibit D, whereby
                                                              ---------
the Participant shall acquire the right to purchase one Share for each Share purchased pursuant to this Subscription; and

          (iv) The Participant's check in the amount of $__________________ in exchange for ____________shares purchased, or wire transfer sent with the following instructions:

                      COMERICA BANK
                      275 Battery Street, Suite 1100
                      San Francisco, CA 94111
                      Attention: Special Corporate Financial Services, Br #80947
                      Routing Number:        121137522
                      Account Name:          Comerica Bank
                      Account No:            1892247352
                      Special Instructions:  Escrow #49508-0088SUB
                      Benefit Of:            Procera Networks

     (c)     This  Subscription  is  irrevocable  by  the  Participant.

     (d) This Subscription is not transferable or assignable by the Participant.

     (e) This Subscription may be rejected in whole or in part by the Company in its sole discretion. In the event this Subscription is rejected by the Company, all funds and documents tendered by the Participant shall be returned.

     (f) This Offering, as defined in the Private Placement Memorandum, is scheduled to close on December 5, 2003 at 1:00 p.m. Pacific Standard Time (the "Closing Date"), provided


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
the Company has received the Minimum Offering of $3,000,000. The Target Offering is $6,000,000.

2. REPRESENTATIONS BY PARTICIPANT. In consideration of the Company's acceptance of the Subscription, I make the following representations and warranties to the Company, to its principals, and to participating broker-dealers, if any, jointly and severally, which warranties and representations shall survive any acceptance of my subscription of the Shares:

     (a) I have had the opportunity to ask questions and receive any additional information from persons acting on behalf of the Company to verify my understanding of the terms thereof and of the Company's business and status thereof, and that no oral information furnished to the undersigned or my advisors in connection with my subscription of the Shares has been in any way inconsistent with other documentary information provided.

     (b) I acknowledge that I have not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of advertising or general solicitation with respect to the Shares.

     (c) The Shares are being purchased for my own account for long-term investment and not with a view to immediately re-sell the Shares. No other person or entity will have any direct or indirect beneficial interest in, or right to, the Shares. I or my agents or investment advisors have such knowledge and experience in financial and business matters that will enable me to utilize the information made available to me in connection with the purchase of the Shares to evaluate the merits and risks thereof and to make an informed investment decision.

     (d) I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or qualified under the California Securities Law, or any other applicable blue sky laws, in reliance, in part, on my representations, warranties and agreements made herein.

     (e) Other than the rights specifically set forth in the Registration Rights Agreement, I represent, warrant and agree that the Company and the officers of the Company (the "Company's Officers") are under no obligation to register or qualify the Shares under the Securities Act or under any state securities law, or to assist the undersigned in complying with any exemption from registration and qualification.

     (f) I represent that I meet the criteria for participation because (i) I have a preexisting personal or business relationship with the Company or one or more of its partners, officers, directors or controlling persons or (ii) by reason of my business or financial experience, or by reason of the business or financial experience of my financial advisors who are unaffiliated with, and are not compensated, directly or indirectly, by the Company or any affiliate or selling agent of the Company, I am capable of evaluating the risk and merits of an investment in the Shares and of protecting my own interests; AND

          (i)     I have minimum net worth in excess of $1,000,000, or

          (ii) I have income in excess of $200,000 or joint income with my spouse in excess of $300,000 in each of the two most recent years, and I/we have a reasonable expectation of reaching the same income level in the current year; or


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
          (iii)    I am a director or executive officer of the Company; or

          (iv) If a trust, the trust has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the Shares and the purchase was directed by a sophisticated person as described in 7 CFR Sec. 230.506(b)(2)(ii); or

          (v) If a corporation or partnership, the corporation or partnership has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the Shares; or

          (vi) If an entity, all of the equity owners meet the criteria for participation set forth in this Paragraph 2(f).

     (g) I understand that the Shares are illiquid, and until registered with the Securities Exchange Commission or an exemption from registration becomes available, cannot be readily sold as there will not be a public market for them and that I may not be able to sell or dispose of the Shares, or to utilize the Shares as collateral for a loan. I must not purchase the Shares unless I have liquid assets sufficient to assure myself that such purchase will cause me no undue financial difficulties and that I can still provide for my current and possible personal contingencies, and that the commitment herein for the Shares, combined with other investments of mine, is reasonable in relation to my net worth.

     (h) I understand that my right to transfer the Shares will be restricted against unless the transfer is not in violation of the Securities Act, the California Securities Law, and any other applicable state securities laws (including investment suitability standards), that the Company will not consent to a transfer of the Shares unless the transferee represents that such transferee meets the financial suitability standards required of an initial participant and that the Company has the right, in its absolute discretion, to refuse to consent to such transfer.

     (i) I have been advised to consult with my own attorney or attorneys regarding all legal matters concerning an investment in the Company and the tax consequences of purchasing the Shares, and have done so, to the extent I consider necessary.

     (j) I acknowledge that the tax consequences to me of investing in the Company will depend on my particular circumstances, and neither the Company, the Company's Officers, any other investors, nor the partners, shareholders, members, managers, agents, officers, directors, employees, affiliates or consultants of any of them, will be responsible or liable for the tax consequences to me of an investment in the Company. I will look solely to and rely upon my own advisers with respect to the tax consequences of this investment

     (k) All information which I have provided to the Company concerning myself, my financial position and my knowledge of financial and business matters is truthful, accurate, correct and complete as of the date set forth herein.

3. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants that:

     (a)     Due  Incorporation.  The  Company  is a corporation duly organized,
             ------------------
validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in


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
each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or financial condition of the Company.

     (b)     Outstanding  Stock.  All  issued  and outstanding shares of capital
             ------------------
stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

     (c)     Authority;  Enforceability.  This  Subscription,  the  Warrant
             --------------------------
Agreement, the Registration Rights Agreement and any other agreements delivered together with this Subscription or in connection herewith have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and the Company has full corporate power and authority necessary to enter into this Subscription, the Warrant Agreement, the Registration Rights Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Company relating hereto.

     (d)     Additional  Issuances.  There  are  no  outstanding  agreements  or
             ---------------------
preemptive or similar rights affecting the Company's common stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company or other equity interest in the Company, except as described on Schedule
                                                                        --------
2  attached  hereto.
-

     (e)     Consents.  No  consent,  approval,  authorization  or  order of any
             --------
court, governmental agency or body or arbitrator having jurisdiction over the Company, the National Association of Securities Dealers, Inc., the Over the Company Bulletin Board (the "OTC Bulletin Board"), nor the Company's stockholders is required for execution of this Subscription, and all other agreements entered into by the Company relating thereto, including, without limitation, the issuance and sale of the Shares, and the performance of the Company's obligations hereunder and under all such other agreements.

     (f)     No  Violation  or  Conflict.  Assuming  the  representations  and
             ---------------------------
warranties of the Participants in Section 2 are true and correct, neither the issuance and sale of the Shares nor the performance of the Company's obligations under this Subscription and all other agreements entered into by the Company relating thereto by the Company will:

          (i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under: (A) the articles of incorporation, charter or bylaws of the Company; (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company; (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its affiliates is a party, by which the Company is bound, or to which any of the properties of the Company is subject; or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, except the violation, conflict, breach, or default of which would not have a material adverse effect on the Company; or


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
          (ii) result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company.

     (g)     The  Shares.  The  Shares  upon  issuance:
             -----------

          (i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the Securities Act and any applicable state securities laws;

          (ii) have been, or will be, duly and validly authorized and on the date of issuance, and upon exercise of the Warrants, the Warrant Shares will be duly and validly issued, fully paid and nonassessable (and if registered pursuant to the Securities Act, and resold pursuant to an effective registration statement will be free trading and unrestricted, provided that each Participant complies with the prospectus delivery requirements of the Securities Act and any state securities laws);

          (iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company; and

          (iv) will not subject the holders thereof to personal liability by reason of being such holders.

     (h)     Litigation.  There  is  no pending or, to the best knowledge of the
             ----------
Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company that would affect the execution by the Company or the performance by the Company of its obligations under this Subscription, and all other agreements entered into by the Company relating hereto. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, which litigation, if adversely determined, could have a material adverse effect on the Company.

     (i)     Reporting  Company.  The Company is a publicly-held company subject
             ------------------
to reporting obligations pursuant to Sections 15(d) and 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and has a class of common shares registered pursuant to Section 12(g) of the Exchange Act. Pursuant to the provisions of the Exchange Act, the Company has filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.

     (j)     No  Market  Manipulation.  The  Company has not taken, and will not
             ------------------------
take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock of the Company to facilitate the sale or resale of the Shares or affect the price at which the Shares may be issued or resold.

     (k)     Stop  Transfer.  The  Shares,  when  issued,  will  be  restricted
             --------------
securities. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Shares, except as may be required by any applicable federal or state securities laws. Except as described in this Subscription, the Company will not issue any stop transfer or other order impeding the sale, resale or delivery of the Shares unless contemporaneous notice of such instruction is given to the Participants.


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
     (l)     Defaults.  The  Company  is  not  in  violation  of its Articles of
             --------
Incorporation or ByLaws. The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a material adverse effect on the Company, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to its knowledge in violation of any statute, rule or regulation of any governmental authority which violation would have a material adverse effect on the Company.

     (m)     No  Integrated  Offering.  Neither  the  Company,  nor  any  of its
             -------------------------
affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Shares pursuant to this Subscription to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the OTC Bulletin Board, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offer of the Shares to be integrated with other offerings. The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Shares.

     (n)     No  General  Solicitation.  Neither  the  Company,  nor  any of its
             -------------------------
affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares.

     (o)     Listing.  The  Company's  common stock is listed for trading on the
             -------
OTC Bulletin Board. The Company has not received any oral or written notice that its common stock will be delisted from the OTC Bulletin Board nor that its common stock does not meet all requirements for the continuation of such quotation and the Company satisfies the requirements for the continued listing of its common stock on the OTC Bulletin Board.

     (p)     No  Undisclosed  Liabilities.  The  Company  has  no liabilities or
             ----------------------------
obligations which are material, individually or in the aggregate, which have not been disclosed to Participants, other than those incurred in the ordinary course of the Company's business, since September 30, 2003 and which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company's financial condition.

     (q)     No  Undisclosed Events or Circumstances.  Since September 30, 2003,
             ---------------------------------------
no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

     (r)     Capitalization.  The  authorized  and  outstanding capital stock of
             --------------
the Company as of the date of this Subscription and the Closing Date are set forth on Schedule 1 attached hereto and in the Private Placement Memorandum.
           -----------
Except  as  set  forth  on  Schedule  2  attached  hereto, there are no options,
                            -----------
warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the

Company. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

     (s)     Dilution.  The  Company's  executive  officers  and  directors have
             --------
studied and fully understand the nature of the Shares being sold hereby and recognize that they have a potential dilutive effect on the interests of other holders of the Company's securities. The board of directors of the Company has concluded, in its good faith business judgment that such issuance is in the best interests of the Company.

     (t)     Correctness  of  Representations.  The  Company represents that the
             --------------------------------
foregoing representations and warranties are true and correct as of the date hereof in all material respects, will be true and correct as of the Closing Date in all material respects, and, unless the Company otherwise notifies the Participants prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date. The foregoing representations and warranties shall survive the Closing Date for a period of one year.

4. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Participants as follows:

     (a)     Stop  Orders.  The  Company  will  advise the Participants promptly
             ------------
after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

     (b)     Listing.  The Company will maintain the listing of its Common Stock
             -------
on the OTC Bulletin Board (the "Principal Market"), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable.

     (c)     Market  Regulations.  If  required,  the  Company  shall notify the
             -------------------
Commission, the Principal Market and applicable state authorities, in accordance with their requirements, if any, of the transactions contemplated by this Subscription, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares to the participants, including the filing of a Form 8-K with the Securities and Exchange Commission.

     (d)     Use  of  Proceeds.   The Purchase Price will be used by the Company
             -----------------
for the purposes set forth in the Private Placement Memorandum and may not and will not be used for accrued and unpaid officer and director salaries, payment of financing related debt, redemption of redeemable notes or equity instruments of the Company nor non-trade obligations outstanding on the Closing Date, except as set forth on Schedule 2 attached hereto.

     (e)     Reservation  of  Common  Stock.  The  Company undertakes to reserve
             ------------------------------
from its authorized but unissued common stock, at all times that Warrants and Options remain outstanding, a number of common shares equal to the amount of common shares issuable upon exercise of the Warrants and Options.

     (f)     Taxes.  For  a  period  of two (2) years after the date hereof, the
             -----
Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

     (g)     Insurance.  For  a  period  of two (2) years after the date hereof,
             ---------
the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business, in amounts sufficient to prevent the Company from becoming a co-insurer and not in any event less than 100% of the insurable value of the property insured; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

     (h)     Books  and  Records.  For  a period of two (2) years after the date
             -------------------
hereof, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

     (i)     Governmental  Authorities.  For a period of two (2) years after the
             -------------------------
date hereof, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

     (j)     Intellectual  Property.  For  a  period  of two (2) years after the
             ----------------------
date hereof, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

     (k)     Properties.  For  a  period of two (2) years after the date hereof,
             ----------
the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a material adverse effect.

     (l)     Confidentiality.  For  a  period  of  two  (2) years after the date
             ---------------
hereof, the Company agrees that it will not disclose publicly or privately the identity of the Subscribers unless expressly agreed to in writing by a Participant or only to the extent required by law.

     (m)     Offering  Restrictions.  The  Company  will  not  issue any equity,
             ----------------------
convertible debt or other securities convertible into common stock on any terms more favorable to such other investor than any of the terms of the Offering, until after 180 days from the Closing Date ("Exclusion Period") without the prior written consent of the Subscriber, which consent may be withheld for any reason. Notwithstanding the above, this provision shall not apply to the issuance of incentive stock options under the Company's 2003 Stock Option Plan.

     (n)     Anti-Dilution  Protection.  If  during  the  Exclusion  Period  the
             -------------------------
Company shall offer, issue or agree to issue any Common Stock or securities convertible into or exercisable for shares of Common Stock to any person, firm or corporation at a price per share or conversion or exercise price per share which shall be less than the per share purchase price of the Shares, without the consent of Subscriber still holding Shares (the "Triggering Event"), then the Company shall issue, for each such Triggering Event, additional shares of Common Stock to the Subscriber (the "Additional Shares") so that the average per share purchase price of the shares of Common Stock issued to the Subscriber is equal to such other lower price per share. The delivery to the Subscriber of the Additional Shares shall be on or before the closing date of the Triggering Event. The Additional Shares shall be delivered to the Subscriber under the same terms as the shares issued pursuant to the Triggering Event. For purposes of the issuance and adjustment described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in the issuance of the Additional Shares upon the issuance of such convertible security, warrant, right or option and again upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then purchase price per share of the shares of Company Stock. This Section 4(n) shall apply only if the Company violates the provisions of Section 4(m) above, and this provision shall not apply to the issuance of incentive stock options under the Company's 2003 Stock Option Plan.

5.   COVENANTS  OF  THE  COMPANY  AND  PARTICIPANT  REGARDING INDEMNIFICATION.

     (a) The Company agrees to indemnify, hold harmless, reimburse and defend the Participants, the Participants' officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Participant or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any warranty by Company in this Subscription or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Participant relating hereto.

     (b) Each Participant agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by such Participant in this Subscription or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by such Participant of any covenant or undertaking to be performed by such Participant hereunder, or any other agreement entered into by the Company and Participants relating hereto.

6. AGREEMENT TO INDEMNIFY COMPANY. I hereby agree to indemnify and hold harmless the Company, its principals, the Company's officers, directors attorneys, and agents, from any and all damages, costs and expenses (including actual attorneys' fees) which they may incur (i) by reason of my failure to fulfill any of the terms and conditions of this subscription, (ii) by reason of my breach of any of my representations, warranties or agreements contained herein; (iii) with respect to any and all claims made by or involving any person, other than me personally, claiming any interest, right, title, power or authority in respect to the Shares. I further agree and acknowledge that these indemnifications shall survive any sale or transfer, or attempted sale or transfer, of any portion of the Shares.

7. SUBSCRIPTION BINDING ON HEIRS, ETC. This Subscription, upon acceptance by the Company, shall be binding upon the heirs, executors, administrators, successors and assigns of the Participant. If the undersigned is more than one person, the obligations of the undersigned shall be joint and several and the representations and warranties shall be deemed to be made by and be binding on each such person and his or her heirs, executors, administrators, successors, and assigns.

8. EXECUTION AUTHORIZED. If this Subscription is executed on behalf of a corporation, partnership, trust or other entity, the undersigned has been duly authorized and empowered to legally represent such entity and to execute this Subscription and all other instruments in connection with the Shares and the signature of the person is binding upon such entity.

9. ADOPTION OF TERMS AND PROVISIONS. The Participant hereby adopts, accepts and agrees to be bound by all the terms and provisions hereof.

10. GOVERNING LAW. This Subscription shall be construed in accordance with the laws of the State of California.

11.     INVESTOR  INFORMATION:

(The information below should be consistent with the form of ownership selected below.)

Name (please print):____________________________________________________________

If entity named above,  By:_____________________________________________________
                        Its:____________________________________________________

Social Security or Taxpayer I.D. Number:________________________________________

Business Address (including zip code):__________________________________________
________________________________________________________________________________

Business Phone:_________________________________________________________________

Residence Address (including zip code):_________________________________________
________________________________________________________________________________

Residence Phone:________________________________________________________________

All communications to be sent to:

_____ Business  or

_____ Residence  Address

     Please indicate below the form in which you will hold title to your interest in the Shares. PLEASE CONSIDER CAREFULLY. ONCE YOUR SUBSCRIPTION IS ACCEPTED, A CHANGE IN THE FORM OF TITLE CONSTITUTES A TRANSFER OF THE INTEREST IN THE SHARES AND MAY THEREFORE BE RESTRICTED BY THE TERMS OF THIS SUBSCRIPTION, AND MAY RESULT IN ADDITIONAL COSTS TO YOU. Subscribers should seek the advice of their attorneys in deciding in which of the forms they should take ownership of the interest in the Shares, because different forms of ownership can have varying gift tax, estate tax, income tax, and other consequences, depending on the state of the investor's domicile and his or her particular personal circumstances.

_____ INDIVIDUAL  OWNERSHIP  (one  signature  required)

_____ JOINT TENANTS WITH RIGHT OF SURVIVORSHIP AND NOT AS TENANTS IN COMMON (both or all parties must sign)

_____ COMMUNITY PROPERTY (one signature required if interest held in one name, i.e., managing spouse; two signatures required if interest held in both names)

_____ TENANTS  IN  COMMON  (both  or  all  parties  must  sign)

_____ GENERAL PARTNERSHIP (fill out all documents in the name of the PARTNERSHIP, by a PARTNER authorized to sign)

_____ LIMITED PARTNERSHIP (fill out all documents in the name of the LIMITED PARTNERSHIP, by a GENERAL PARTNER authorized to sign)

_____ LIMITED LIABILITY COMPANY (fill out all documents in the name of the LIMITED LIABILITY COMPANY, by a member authorized to sign)

_____ CORPORATION (fill out all documents in the name of the CORPORATION, by the President or other officer authorized to sign)

_____ TRUST (fill out all documents in the name of the TRUST, by the Trustee, and include a copy of the instrument creating the trust and any other documents necessary to show the investment by the Trustee is authorized. The date of the trust must appear on the Notarial where indicated.)

     Subject to acceptance by the Company, the undersigned has completed this Subscription Agreement to evidence his/her subscription for participation in the Shares of the Company, this ____ day of, 2003, at______________,_______________.



                                       _______________________________
                                       Participant



The Company has accepted this subscription this 5th day of December, 2003.


                                       "COMPANY"

                                       PROCERA  NETWORKS,  INC.,
                                       A NEVADA CORPORATION


                                       By: /s/ Douglas J. Glader
                                           ---------------------
                                            Douglas Glader, CEO


                                       Address for notice:

                                       Procera Networks, Inc.
                                       3175 South Winchester Boulevard
                                       Campbell, CA 95008
                                       Attn: Jay Zerfoss

                                   SCHEDULE 1
                                   ----------

                                CAPITALIZATION.

Pro forma Capitalization as of November 14, 2003:

                       AUTHORIZED  OUTSTANDING
                       ----------  -----------
Preferred Stock         5,000,000            0
Common Stock           50,000,000   21,227,947
Common Stock Warrants         ---    1,732,375
                                   -----------
Pro Forma              55,000,000   22,960,322

                                   SCHEDULE 2
                                   ----------

                              ADDITIONAL ISSUANCES

1. Warrants issued to 19 Holders to purchase 1,157,375 shares of the Company's common stock at a total purchase price of $403,450.

         NO. OF HOLDERS  FACE AMOUNT   WARRANTS ISSUED
         --------------  ------------  ---------------
Group 1               3  $         75           75,000
Group 2               1         4,000          400,000
Group 3               4        17,625          235,000
Group 4               8       303,000          404,000
Group 5               1         6,000            6,000
Group 6               2        74,750           37,375
Totals               19  $    403,450        1,157,375

2. Non-qualified stock options granted to 3 Holders to purchase 575,000 shares of the Company's common stock at a total purchase price of $73,750.

3. In October 2003, issued an unsecured convertible promissory note in the amount of $500,000 to an investor. The principal amount of the convertible note payable, together with interest at 8% per annum, is due and payable on April 22, 2004. The outstanding principal and accrued interest of the note is convertible, at the option of the holder, into common stock at a conversion rate of $2.00 per share.